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                                                               EXECUTION VERSION

Exhibit 10.2

                                CLOSING AGREEMENT
                                       AND
                                    AMENDMENT
                                       TO
                               PURCHASE AGREEMENT
                              Moapa Energy Facility

      THIS CLOSING AGREEMENT AND AMENDMENT TO purchase agreement (the "Amendment") is made and entered into as of October ___, 2004 by and between DUKE ENERGY NORTH AMERICA, LLC, a Delaware limited liability company ("DENA"), DUKE ENERGY MOAPA, LLC, a Delaware limited liability company ("Duke Moapa"), and NEVADA POWER COMPANY, an electric utility organized under the laws of the State of Nevada ("Purchaser"). DENA and Duke Moapa are also each referred to herein as a "Seller" and collectively as the "Sellers." Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Agreement.

                                    RECITALS

         A. Sellers and Purchaser have entered into that certain Purchase Agreement, dated as of June 22, 2004 (the "Agreement").

         B. The Parties now desire to amend the Agreement and schedules thereto and to enter into the other agreements and acknowledgements described herein in the manner and on the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         For and in consideration of the Recitals set forth above, the respective covenants and agreements of the Parties herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

         1. Initial Work Not Required. Purchaser hereby confirms to Sellers that the performance of the Initial Work is not required and Sellers hereby confirm that no costs for Initial Work were incurred.

         2. No Out-of-Pocket Third Party Costs. Sellers hereby acknowledge and agree that no amounts are owing by Purchaser under Sections 4.1.1(e) and 4.6 of the Agreement.

         3. BLM Consent. Purchaser and Sellers agree that the obligation of Sellers to deliver the fully executed BLM Consent shall be deemed to have been satisfied upon Purchaser's delivery, prior to Closing, to the Bureau of Land Management (the "BLM") of (a) that certain letter from Madeline Coblenz of Duke Moapa to Lucas Lucero of the BLM dated September 14, 2004 Re: Duke Energy Moapa, LLC - N-73754 and N-75734, (b) a check from Bracewell & Patterson, L.L.P. made payable to the BLM in the amount of $100.00, and (c) that certain Request for Assignment dated September 13, 2004 from Duke Moapa, as Assignor/Holder, and Purchaser, as Assignee/Applicant.

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         4. Eldorado Agreements. Sellers hereby (a) represent and warrant to
Purchaser that all obligations of Duke Moapa under (i) the Settlement Agreement among Purchaser, Duke Moapa and other "MOU Generators" filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344 (the "Settlement Agreement") and (ii) the Tax Agreement between Southern California Edison Company and Duke Moapa filed as Attachment I to the Settlement Agreement (the "Tax Agreement" and together with the Settlement Agreement, the "Eldorado Agreements") required to be performed by Duke Moapa prior to the Closing Date have been performed through the Closing Date, (b) agree that after the Closing Date, Sellers shall perform any such obligations that have not been performed prior to the Closing Date, and
(c) agree to indemnify and hold Purchaser Indemnified Parties harmless from and against (and to reimburse each Purchaser Indemnified Party as the same are incurred for) any and all Losses incurred by any Purchaser Indemnified Party resulting from the nonperformance by Sellers of any of Duke Moapa's obligations under the Eldorado Agreements accruing prior to the Closing Date. The Parties agree that the foregoing indemnification obligation of Sellers shall not be subject to the Cap Amount or the minimum claim threshold described in Section
7.4.2 of the Agreement and shall survive the Closing indefinitely.

         5. Amendments to Agreement.

         (a) Defined Terms. Section 1.1 of the Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

                  (i) "EPTI Escrow" means the Escrow Agreement dated July 25, 2003 among MacDonald, Illig, Jones & Britton LLP, Erie Power Technologies, Inc. and DENA.

                  (ii) "Kerr-McGee" means Kerr-McGee Chemical LLC.;

                  (iii) "Kerr-McGee Closing Agreement" means the Closing Agreement, dated as of September 27, 2001, by and between Kerr-McGee and Duke Moapa, as amended by the Amendment Agreement dated the Closing Date; and

                  (iv) "Restrictive Covenant" means the Covenant to Restrict Use of Property by Duke Moapa and Kerr-McGee dated the Closing Date.

         (b) Sellers' Deliverables. The Agreement is hereby amended by adding a new Section 2.4.1(b)(xiii) as follows:

                  "(xiii) The Kerr-McGee Closing Agreement in form and substance satisfactory to the Purchaser."

         (c) Sellers' Deliverables. The Agreement is hereby amended by adding a new Section 2.4.1(b)(xiv) as follows:

                  "(xiv) The Restrictive Covenant in form and substance satisfactory to the Purchaser."

         (d) Further Assurances. The Agreement is hereby amended by inserting ",
(v) to transfer into Purchaser's sole possession within sixty (60) days of Closing the original versions of

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the documents relating to the Facility that are subject to the EPTI Escrow" in front of the "and (v)" in the last line of Section 2.6.1, and renumbering the existing "(v)" as "(vi)".

         (e) Termination of Option. The Agreement is hereby amended by adding a new Section 5.1.11 as follows:

                  "Section 5.1.11 Termination of Option. The Memorandum of Termination of Option by and between Duke Moapa and Kerr-McGee dated the Closing Date shall have been recorded on the Closing Date in the Official Records of Clark County, Nevada."

         (f) Additional Assumed Agreement. Schedule I to the Agreement is hereby amended by deleting item II. therefrom and inserting the following Assumed Agreement in its place as follows:

                  "II. Covenant to Restrict Use of Property between Duke Moapa and Kerr-McGee dated the Closing Date."

         (g) Additional Excluded Assets. Schedule III to the Agreement is hereby amended by inserting the following Excluded Assets thereto:

                  "(y) Any right or interest in, or obligation under, the Option Agreement dated May 30, 2000 by and between Kerr-McGee and Duke Moapa (as successor-in-interest to DENA).

                  (z) Any right or interest in, or obligation under, the Closing Agreement, dated as of September 27, 2001, by and between Kerr-McGee and Duke Moapa, as amended by that certain Amendment Agreement dated the Closing Date."

         (h) Additional Facility Agreements. Item 2 of Part A of Section 3.1.14 of Schedule IV to the Agreement is hereby amended to include the following agreements:

                  "82. Closing Agreement, dated as of September 27, 2001, by and between Kerr-McGee and Duke Moapa, as amended by the Amendment Agreement dated the Closing Date.

                  83. Option Agreement dated May 30, 2000 by and between Kerr-McGee and Duke Moapa (as successor-in-interest to DENA).

                  84. Memorandum of Termination of Option by and between Kerr-McGee and Duke Moapa dated the Closing Date.

                  85. Covenant to Restrict Use of Property by Duke Moapa and Kerr-McGee dated the Closing Date.

                  86. Escrow Agreement dated July 25, 2003 among MacDonald, Illig, Jones & Britton LLP, Erie Power Technologies, Inc. and DENA."

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         6. NPC Transmission Escrow Release. Purchaser and Seller agree that interest on amounts referred to in Sections 2.2.2 and 2.5.3 of the Agreement shall be delivered as directed by the Parties in the applicable Joint Written Direction to Wachovia Bank, National Association.

         7. Settlement and Release. In consideration for a credit against the Purchase Price in the amount of $250,000, Purchaser hereby forever releases, disclaims and waives any and all claims, suits, actions or proceedings against any Seller Indemnified Party based on, resulting from, arising out of or in any way related to any Losses based on, resulting from, arising out of or in any way related to:

                  (i) the fact that resins, reverse osmosis membranes and filter media manufactured by Aquatech International Corporation are not included in the Purchased Assets;

                  (ii) the execution, delivery, or filing by Duke Moapa of that certain Covenant to Restrict Use of Property between Duke Moapa and Kerr-McGee dated the Closing Date; or

                  (iii) the provisions of the Kerr-McGee Consent requiring Purchaser to repair or maintain any roadway. Without limiting the foregoing, Purchaser agrees not to bring any claim, suit, action or proceeding against any Seller Indemnified Party in respect of any of the matters identified in clauses
(i) through (iii) above.

         8. Purchase Price Allocation. The Parties allocate the Purchase Price (to the extent it constitutes part of the amount realized by Sellers for federal income tax purposes) as of the Closing Date, pursuant to the allocation method provided by Section 1060 of the Internal Revenue Code and the regulations thereunder as follows:

                  Class 5:  $182,000,000.00

         9. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         10. References. The Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms as so amended hereby. No reference to this Amendment need be made in any instrument or document making reference to the Agreement; any reference to the Agreement in any such instrument or document shall be deemed to constitute a reference to the Agreement as amended hereby.

         11. Entire Agreement; Amendments. This Amendment constitutes the entire agreement of the Sellers and Purchaser with regard to the subject matter hereof and supersedes any prior oral or written agreements or understandings. In case of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may not be amended except through a written agreement executed by the Sellers and Purchaser.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                         SELLERS:

                                         DUKE ENERGY NORTH AMERICA, LLC,
                                         a Delaware limited liability company

                                         By:____________________________________
                                         Name:
                                         Title:

                                         DUKE ENERGY MOAPA, LLC,
                                         a Delaware limited liability company

                                         By:____________________________________
                                         Name:
                                         Title:

                                         PURCHASER:

                                         NEVADA POWER COMPANY,
                                         an electric utility organized under
                                         the laws of the State of Nevada

                                         By: ___________________________________
                                         Name: Roberto R. Denis
                                         Title: Vice President, Energy Supply